Ex 10.4

Lindsay Corporation
Directors NONQUALIFIED Deferred Compensation PLAN

Effective October 18, 2022

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TABLE OF CONTENTS

Page

ARTICLE I
introduction

Section 1.01. The Plan 1

Section 1.02. Applicability 1

ARTICLE II
DEFINITIONS

Section 2.01. In General 1

ARTICLE III
ELIGIBILITY and participation

Section 3.01. Eligibility Requirements 3

Section 3.02. Continued Participation 3

Section 3.03. Termination of Eligibility 3

Section 3.04. Termination of Participation 4

ARTICLE IV
ELECTIVE DEFERRALS

Section 4.01. Elective Deferral Elections 4

Section 4.02. No Election Changes During Plan Year 5

ARTICLE V
PARTICIPANT ACCOUNT/ALLOCATION OF CONTRIBUTIONS/vesting

Section 5.01. Participant’s Account 5

Section 5.02. Vesting 5

ARTICLE VI
INVESTMENTS

Section 6.01. Investments 5

Section 6.02. Voting Rights 5

ARTICLE VII
DISTRIBUTIONS

Section 7.01. Election of Time and Form of Distribution 5

Section 7.02. Change of Distribution Election Method 6

Section 7.03. Times for Distribution 6

Section 7.04. Beneficiary Designations 7

Section 7.05. Distributions to Minors or Incompetents 7

Section 7.06. Undistributable Accounts 8

Section 7.07. Additional Distributions 8

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ARTICLE VIII
UNFORESEEABLE EMERGENCIES

Section 8.01. Unforeseeable Emergencies 8

ARTICLE IX
ADMINISTRATION OF THE PLAN

Section 9.01. Plan Administrator 9

Section 9.02. Powers of Plan Administrator 9

Section 9.03. Decisions of Plan Administrator 10

Section 9.04. Administrative Expenses 10

Section 9.05. Eligibility To Participate 10

Section 9.06. Indemnification 10

ARTICLE X
CLAIMS PROCEDURES

Section 10.01. Filing a Claim 11

Section 10.02. Review of Initial Claim 11

Section 10.03. Appeal of Denial of Initial Claim 11

Section 10.04. Review of Appeal 11

Section 10.05. Disability Claims 12

Section 10.06. Form of Notice to Claimant 14

Section 10.07. Calculating Time Periods 14

Section 10.08. Discretionary Authority of Plan Administrator 15

Section 10.09. Exhaustion of Claims Procedures 15

ARTICLE XI
FUNDING

Section 11.01. Establishment of the Trust 15

Section 11.02. Participants Remain General Creditors 15

ARTICLE XII
MODIFICATION OR TERMINATION OF PLAN

Section 12.01. Company’s Obligations Limited 15

Section 12.02. Right To Amend or Terminate 16

Section 12.03. Effect of Termination 16

ARTICLE XIII
GENERAL PROVISIONS

Section 13.01. Plan Information 16

Section 13.02. Inalienability 16

Section 13.03. Rights and Duties 17

Section 13.04. No Enlargement of Director Rights 17

Section 13.05. Applicable Law 17

Section 13.06. Conformance With Applicable Laws 17

Section 13.07. Binding Effect 17

ii

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Section 13.08. Severability 17

Section 13.09. Captions 17

Section 13.10. Offsets 17

iii

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TABLE OF CONTENTS

Page

LINDSAY CORPORATION

DIRECTORS NONQUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I

introduction
Section 1.01.
The Plan. Effective October 18, 2022 (the “Effective Date”), Lindsay Corporation (the “Company”) hereby adopts Lindsay Corporation Directors Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is established and maintained by the Company primarily to permit Directors of the Company to defer a percentage of their Compensation. This Plan is an unfunded deferred compensation plan intended to qualify for the exemptions provided in, and shall be administered in a manner consistent with, Sections 201, 301 and 401 of ERISA and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). This introduction and the following Articles, as may be amended from time to time, comprise the Plan.
Section 1.02.
Applicability. The terms and provisions of the Plan, as hereinafter set forth and as may be amended from time to time, establish the rights and obligations with respect to Participants on and after the Effective Date and to transactions under the Plan on and after such date.
ARTICLE II

DEFINITIONS
Section 2.01.
In General. The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
(a)
“Active Participant” means, for each Plan Year, a Participant who has enrolled in the Plan for any portion of the Plan Year by authorizing Elective Deferrals in accordance with Section 4.01.
(b)
“Beneficiary” means the individual(s) and/or trust(s) entitled to receive benefits under the Plan upon the death of a Participant in accordance with Section 7.05.
(c)
“Board of Directors” means the Board of Directors of the Company, as from time to time constituted.
(d)
“Change of Control” means a change in ownership occurring as the result of (i) a person, or group, acquiring ownership of stock which, when combined with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power, provided the person or group was not considered as owning more than 50% of the value or voting power prior to the acquisition, (ii) a change in effective control occurring (A) as the result of a person or group, acquiring ownership of stock possessing 30% or more of the total voting power of the stock, or (B) as the result of the replacement

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of a majority of the members of the Board of Directors of the Company during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of the assets of the company occurring as the result of a person, or group, acquiring assets from the company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the company immediately prior to such acquisition. The determination of whether a Change in Control has occurred shall be made in accordance with Code Section 409A and the regulations thereunder.
(e)
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any regulation interpreting such Section and any comparable provision of any future legislation amending, supplementing or superseding such Section.
(f)
“Company” means Lindsay Corporation, a Delaware corporation, or any successor corporation.
(g)
“Director” means a Director on the Board of the Company.
(h)
“Disability” or “Disabled” means a Participant’s inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant’s receipt of income replacement benefits for a period of not less than three months under an accident or health plan sponsored by the Company. A Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration.
(i)
“Elective Deferrals” means, as to each Participant, the amounts credited to the Participant’s Account pursuant to the Participant’s deferral election made in accordance with Section 4.01.
(j)
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific Section of ERISA shall include such Section, any regulation interpreting such Section and any comparable provision of any future legislation amending, supplementing or superseding such Section.
(k)
“LTIP” means the Lindsay Corporation 2015 Long-Term Incentive Plan or any successor plan, as may be amended from time to time.
(l)
“Participant” means Director who becomes a Participant in the Plan pursuant to Section 3.01 and has not ceased to be a Participant pursuant to Section 3.03 or 3.04.
(m)
“Participant’s Account” or “Account” means as to any Participant, the separate bookkeeping account maintained in order to reflect his or her interest in the Plan.

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(n)
“Plan” means the Lindsay Corporation Directors Nonqualified Deferred Compensation Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.
(o)
“Plan Administrator” means the 401(k) Administrative Committee of the Company or the delegate thereof.
(p)
“Plan Year” means the calendar year.
(q)
“RSUs” means Restricted Stock Units of Shares as granted to Directors under the LTIP.
(r)
“Service” means, as to each Director, each period beginning on his or her first date of service as a Director and ending on his or her next severance date as a Director.
(s)
“Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of a transaction or event.
(t)
“Spousal Consent” means the written consent of a Participant’s spouse, which:
(i)
acknowledges the effect of the Beneficiary designation made by the Participant; and
(ii)
is signed by the spouse and witnessed by a notary public.
(u)
“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, Beneficiary or dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether there has been an Unforeseeable Emergency will be made in accordance with Code Section 409A, including regulations and guidance issued thereunder.
ARTICLE III

ELIGIBILITY and participation
Section 3.01.
Eligibility Requirements. Every Director of the Company shall be eligible to participate in the Plan as of the date the Plan Administrator notifies the Director he or she is eligible to participate in the Plan. A Director may become a Participant in the Plan by completing a deferral election in accordance with Section 4.
Section 3.02.
Continued Participation. Subject to Section 3.03, an individual who becomes a Participant in the Plan shall continue to be a Participant and may continue to make written deferrals in accordance with Section 4.01 so long as he or she remains a Director.

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Section 3.03.
Termination of Eligibility. A Participant will become ineligible to continue to participate in the Plan when he or she is no longer a Director. The Plan Administrator may terminate a Director’s participation in the Plan prospectively for any reason.
Section 3.04.
Termination of Participation. A Director who has become a Participant shall remain a Participant until his or her entire Account balance is distributed. However, a Director who has become a Participant may or may not be an Active Participant making an Elective Deferral for a particular Plan Year, depending upon whether he or she has elected to make Elective Deferrals for that Plan Year.
ARTICLE IV

ELECTIVE DEFERRALS
Section 4.01.
Elective Deferral Elections. At the time and in the manner prescribed in this Section 4.01, each Director may elect to defer portions of his or her RSUs otherwise granted to him or her for the Plan Year and to have the amounts of such deferrals credited to his or her Elective Deferral Account under the Plan, provided he or she elects to make Elective Deferrals in such manner and within such advance notice period as the Plan Administrator shall specify. The Company may, in its discretion, limit the amount of RSUs that a Participant may defer pursuant to this Section 4.01.
(a)
Deferral Elections. A Participant, or Director desiring to become a Participant, may elect, in accordance with rules and procedures established by the Plan Administrator, to defer RSUs otherwise granted to him or her for the Plan Year by executing a deferral election form and filing such election with the Plan Administrator on or before the deadlines prescribed in Section 4.01(b) for Initial Elections or Section 4.01(c) for Subsequent Elections. The Participant shall also elect a time and form of payment at the time of deferral election, in accordance with Section 7.01. Each deferral election and related distribution election shall be valid only for the Plan Year to which it relates. A Participant wishing to make an election for any subsequent Plan Year must submit a new deferral election and related distribution election for such Plan Year pursuant to Section 4.01(c).
(b)
Initial Deferral Elections. Initial deferral elections of RSUs for a Director must be received within 30 days from the date he or she first becomes eligible. If the Director fails to timely submit an initial deferral election within 30 days from the date he or she first becomes eligible, the Director will become a Participant in the Plan as of the first day of the Plan Year following the date he or she files a deferral election. The initial deferral election shall apply only to RSUs granted after such election is received by the Committee. Where an initial deferral election is made after the beginning of the performance period, the election shall apply only to an amount equal to the total amount of the RSUs for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

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(c)
Elections for Subsequent Plan Years. A Participant may elect to defer RSUs otherwise granted to him or her for any Plan Year following the Plan Year of the Participant’s initial participation in the Plan by executing a deferral election form and filing such election with the Plan Administrator on or before December 31 of the year preceding the Plan Year for which the Director is making the election.
Section 4.02.
No Election Changes During Plan Year. A Participant shall not be permitted to change or revoke his or her election for a Plan Year after the beginning of such Plan Year.
ARTICLE V

PARTICIPANT ACCOUNT/ALLOCATION OF CONTRIBUTIONS/vesting
Section 5.01.
Participant’s Account. The Plan Administrator shall establish a bookkeeping Account for each Participant reflecting Elective Deferrals made under the terms of Article IV. A Participant’s Account shall reflect his or her share of such deferrals, including his or her allocable share of any gains and losses pursuant to Section 6.01.
Section 5.02.
Vesting. Each Participant shall have a fully 100% vested and nonforfeitable interest in his or her Account at all times. Notwithstanding the foregoing, RSUs shall remain subject to the vesting schedule applicable under the LTIP.
ARTICLE VI

INVESTMENTS
Section 6.01.
Investments. The Shares associated with the RSUs deferred under Article IV of this Plan shall remain invested in Shares after the RSUs vest under the LTIP until they are distributed under Article VII. Participants are entitled to dividend equivalents on the Shares, which shall be held in cash in the Participant’s Account, through the date of distribution hereunder.
Section 6.02.
Voting Rights. Participants shall have no voting rights with respect to the Shares associated with the RSUs while they remain deferred hereunder.
ARTICLE VII

DISTRIBUTIONS
Section 7.01.
Election of Time and Form of Distribution. A Participant’s Account may first be distributed upon the occurrence of any of the following events in the following forms as elected by the Participant on his or her distribution election form:
(a)
Specified Time. A Participant is entitled to distribution of his or her Account at a specified time or pursuant to a fixed schedule specified in his or her distribution election form. The Account shall be distributed by the Company issuing or transferring Shares to the Participant at the time(s) elected by the Participant.

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(b)
Separation From Service. A Participant is entitled to distribution of his or her Account following the termination of his or her term as a Director in either a full distribution or installments, as permitted by the Plan Administrator. In the event the Participant’s termination occurs as a result of his or her Disability or death, and the Participant has made an election regarding distribution upon Disability or death, the Participant’s distribution will be made according to the Disability or death distribution election, as applicable. The Account shall be distributed by the Company issuing or transferring Shares to the Participant at the time(s) elected by the Participant.
(c)
Change of Control. A Participant is entitled to distribution of his or her Account upon the occurrence of a Change of Control in either a full distribution or installments, as permitted by the Plan Administrator. The Account shall be distributed by the Company issuing or transferring Shares to the Participant at the time(s) elected by the Participant.
(d)
Disability. A Participant is entitled to distribution of his or her Account upon the medical determination of a Participant’s Disability in either a full distribution or installments, as permitted by the Plan Administrator. The Account shall be distributed by the Company issuing or transferring Shares to the Participant at the time(s) elected by the Participant.
(e)
Death. Upon the death of a Participant and receipt of proof of death satisfactory to the Plan Administrator, the Participant’s Beneficiary is entitled to distribution of the Participant’s Account in either a full distribution or installments, as permitted by the Plan Administrator. The Account shall be distributed by the Company issuing or transferring Shares to the Participant at the time(s) elected by the Participant.

If a Participant’s distribution election is ineffective for any reason or no distribution election is made, the Participant’s Account will be distributed in full on (i) the first day of the calendar year following the Participant’s separation from service, or (ii) as soon as reasonably possible following a Change of Control or Disability, as the case may be. For all purposes of the Plan, whether a Participant has a separation from service will be determined in accordance with Code Section 409A and the regulations and guidance thereunder. Notwithstanding the foregoing, a Participant’s Account may also become distributable upon an Unforeseeable Emergency pursuant to Section 8.01.

Section 7.02.
Change of Distribution Election Method. A Participant may change the form of distribution elected pursuant to Section 4.01 by giving the Plan Administrator written notice of such change in accordance with the following rules:
(a)
Any subsequent distribution election may not take effect until at least 12 months after the date on which the election is submitted to the Plan Administrator; and
(b)
With respect to distribution elections at a specified time, or that relate to a Participant’s separation from service, other than in cases of Disability or death, such election shall not take effect until at least five years from the date the distribution would have otherwise been made.

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Section 7.03.
Times for Distribution. Subject to Sections 7.01 and 7.02 and the Participant’s distribution election, (a) if distributions from a Participant’s Account are distributable in the lump‑sum form provided under the Participant’s distribution election, distributions shall be made on the first day of the calendar year following the distribution event, and (b) if distributions from a Participant’s Account are distributable in the form of installments as provided under the Participant’s distribution election, the first installment shall be paid on the first day of the calendar year following the distribution event, and the remaining installments shall be paid on each first day of each calendar year thereafter, until all installments have been paid.
Section 7.04.
Beneficiary Designations. A Participant may designate one or more primary Beneficiaries and contingent Beneficiaries on such form as the Plan Administrator shall specify. If a Participant designates anyone other than his or her spouse as a primary Beneficiary, the designation shall be ineffective in the absence of Spousal Consent.
(a)
Spousal Consent Exception. If a Participant establishes to the satisfaction of the Plan Administrator that Spousal Consent is not obtainable or is not required, because the Participant has no spouse or the spouse cannot be located, the Participant’s Beneficiary designation shall be effective without Spousal Consent. Any Spousal Consent required under the Plan shall be valid only with respect to the spouse who signed the Spousal Consent and as to the particular choice made by the Participant in the election requiring Spousal Consent and shall be valid only after received by the Plan Administrator. Without Spousal Consent, a Participant may revoke a prior Beneficiary designation at any time before its effective date. The number of revocations shall not be limited.
(b)
Changes and Failed Designations. A Participant may, subject to Spousal Consent, designate different Beneficiaries (or revoke a prior designation) at any time by delivering a new designation form (or a signed revocation of a prior designation) to the Plan Administrator.
(i)
Any designation shall become effective only upon its receipt by the Plan Administrator but shall cease to be effective when a written revocation of that designation is received by the Plan Administrator.
(ii)
The last effective designation received by the Plan Administrator shall supersede all prior designations.
(iii)
If a Participant dies without having designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be distributed first to his or her surviving spouse or, if the Participant is not survived by his or her spouse, the Account shall be paid to the executor and/or administrator of the Participant’s estate.
Section 7.05.
Distributions to Minors or Incompetents. If any individual to whom a benefit is distributable under the Plan is a minor, or if the Plan Administrator determines that any individual to whom a benefit is distributable under the Plan is mentally incompetent to receive such distribution or to give a valid release therefor, distribution shall be made to the guardian,

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administrator or other representative of the estate of the minor or incompetent which has been duly appointed by a court of competent jurisdiction.
Section 7.06.
Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Plan Administrator advised of his or her current address. If the Plan Administrator is unable (after making reasonable efforts) to locate the Participant or Beneficiary to whom a Participant’s Account is distributable under this Article VII:
(a)
the Participant’s Account shall be frozen as of the date the Participant or Beneficiary entitled to distribution of the Account is first determined to be missing and no further appreciation, depreciation, earnings, gains or losses shall be credited or debited thereto; and
(b)
if the Participant or Beneficiary whose Account was frozen under paragraph (a) above later files a claim for distribution of the Account, and if the Plan Administrator (in its discretion) determines that such claim is valid, then the balance previously frozen shall be restored to the Account.
Section 7.07.
Additional Distributions. As allowed under Section 409A of the Code and its accompanying regulations, the Plan permits a Participant to receive a distribution from his or her Account of any amount deemed to violate Section 409A. Such distribution may not exceed the amount required to be included as income as a result of such failure to comply with Section 409A and its accompanying regulations.
ARTICLE VIII

UNFORESEEABLE EMERGENCIES
Section 8.01.
Unforeseeable Emergencies. A Participant may apply to the Plan Administrator for a distribution from the Plan on account of an Unforeseeable Emergency. The Plan Administrator (in its sole discretion) shall determine whether an Unforeseeable Emergency exists based on the relevant facts and circumstances of each case. If the Plan Administrator (in its discretion) approves an application for a distribution on account of an Unforeseeable Emergency, the amount withdrawn shall be (a) withdrawn from the subaccounts of the Participant’s Account as specified in procedures approved by the Plan Administrator (in its discretion), and (b) distributed to the Participant as soon as reasonably possible after the application approval date, but no later than 60 days following the application approval date. A Participant may make a withdrawal from his or her Elective Deferral Account subject to the following rules:
(a)
Unforeseeable Emergency. For purposes of applying this Section 8.01, a Participant may make a withdrawal only in the event of an Unforeseeable Emergency.
(b)
Amount Limitation. The amount available for the Unforeseeable Emergency is limited to the amount reasonably necessary to satisfy the emergency need, as determined by the Plan Administrator (in its discretion), and shall not exceed the balances credited to the Participant’s Account, determined as of the date that next preceded the withdrawal date; provided, however, that no income allocated to his or her Account shall be available for withdrawal.

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(c)
Other Sources. The Participant shall first obtain reimbursement through insurance or otherwise and shall liquidate assets to the extent the liquidation of such assets would not itself cause severe financial hardship.
(d)
Suspension From Further Contributions. Upon obtaining a distribution due to an Unforeseeable Emergency, a Participant’s deferral election will be revoked for the remainder of the Plan Year in which the Participant received such distribution. The Participant may resume deferrals under the Plan as of the first day of the next Plan Year.
ARTICLE IX

ADMINISTRATION OF THE PLAN
Section 9.01.
Plan Administrator. The 401(k) Administrative Committee of the Company is hereby designated as the Plan Administrator of the Plan. The Plan Administrator may designate certain specified duties of Plan administration to an individual or group of individuals who, with respect to such duties, shall have all reasonable powers necessary or appropriate to accomplish them.
Section 9.02.
Powers of Plan Administrator. The Plan Administrator shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:
(a)
to interpret the provisions of the Plan and to determine any question arising under, or in connection with the administration or operation of, the Plan;
(b)
to determine all questions concerning the eligibility of any Director to become or remain a Participant and/or an Active Participant in the Plan;
(c)
to cause one or more separate Accounts to be maintained for each Participant;
(d)
to determine the manner and form of any distribution to be made under the Plan;
(e)
to determine the status and rights of Participants and their spouses, Beneficiaries or estates;
(f)
to appoint and discharge such trustees, recordkeepers, consultants, counsel (who may be of counsel to the Company) and other agents and advisers, and to obtain such other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;
(g)
to prescribe the manner and notice period in which any Participant, or his or her spouse or other Beneficiary, may make any election or designation provided under the Plan;

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(h)
to establish rules for the performance of its powers and duties and for the administration of the Plan;
(i)
to establish rules, regulations and procedures under which requests for Plan information from Participants are processed promptly and completely;
(j)
to act as agent for the Company in keeping all records and assisting with the preparation, filing and distribution of all necessary reports and disclosures;
(k)
to delegate to one or more persons, severally or jointly, the authority to perform for and on behalf of the Plan Administrator one or more of the functions of the Plan Administrator under the Plan;
(l)
to exercise the authority to make decisions and to make changes to the Plan, including adopting one or more amendments to the Plan that are not anticipated to have a material financial impact on the Plan or the Company or a material adverse effect on Participants;
(m)
to establish, liquidate or consolidate any rabbi trust or secular trust associated with the Plan; and
(n)
to make any and all decisions, to take any and all actions, and to execute any and all documents as the Plan Administrator, its delegate or the officers of the Company deem necessary or desirable to implement any resolutions and to contribute to the smooth operation of the Plan.
Section 9.03.
Decisions of Plan Administrator. All decisions of the Plan Administrator, any action taken by the Plan Administrator with respect to the Plan and within the powers granted to it under the Plan, and any interpretation of provision of the Plan by the Plan Administrator shall be conclusive and binding on all persons and shall be given the maximum possible deference allowed by law.
Section 9.04.
Administrative Expenses. The Plan Administrator shall serve without compensation for his or her services as Plan Administrator. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
Section 9.05.
Eligibility To Participate. The Plan Administrator may be a Director and otherwise eligible under Article III to participate in the Plan. The Plan Administrator shall not act or pass upon any matters pertaining specifically to his or her own Account under the Plan. For such matters, the non-interested members of the Plan Administrator or its delegate shall act as the Plan Administrator.
Section 9.06.
Indemnification. The Company shall indemnify and hold harmless any of its employees, officers or Directors who may be deemed to be a fiduciary of the Plan, the Company and the Plan Administrator from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys’ fees and amounts paid in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with

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respect to the Plan, so long as such duty, act or decision does not involve bad faith, gross negligence or willful misconduct on the part of any such individual.
ARTICLE X

CLAIMS PROCEDURES
Section 10.01.
Filing a Claim. A claim for benefits not previously elected under a deferral agreement, shall be made in writing by the Participant or, if applicable, the Participant’s Beneficiary, executor or administrator, or authorized representative (collectively, the “Claimant”) to the Plan Administrator.
Section 10.02.
Review of Initial Claim.
(a)
Initial Period for Review of the Claim. The Plan Administrator shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Plan Administrator to the Claimant within a reasonable time after the claim is filed but not later than 90 days after the Plan Administrator receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits of such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial on appeal.
(b)
Extension. If the Plan Administrator determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the Claimant and the extension shall not exceed 90 days. The notice shall be given before the expiration of the 90‑day period described in Section 10.02(a) above and shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to render its decision.
Section 10.03.
Appeal of Denial of Initial Claim. The Claimant shall have the reasonable opportunity to appeal an initial claim denial and shall be entitled to a full and fair review of such appeal. The Claimant must request a review within the reasonable period of time prescribed by the Plan Administrator. The time period for such a request shall be at least 60 days. The review shall take into account all comments, documents, records, and other information submitted in writing by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant shall be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor regulation 29 CFR § 2560.503-1(m)(8).
Section 10.04.
Review of Appeal.
(a)
Initial Period for Review of the Appeal. The Plan Administrator shall conduct all reviews of denied claims and shall render its decision within a reasonable time,

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but not more than 60 days of the receipt of the appeal by the Plan Administrator. The Claimant shall be notified of the Plan Administrator’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific Plan provisions on which the denial is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim (whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor regulation 29 CFR § 2560.503-1(m)(8)). Such notice shall also include a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
(b)
Extension. If the Plan Administrator determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the Claimant and the extension shall not exceed 60 days. The notice shall be given before the expiration of the 60‑day period described in Section 10.04(a) above and shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to render its decision.
Section 10.05.
Disability Claims. If a claim for benefit is based on the Participant’s Disability, the claim will be processed as specified in Sections 10.01 through 10.04, except that the following rules shall apply:
(a)
Independence and Impartiality. The Plan Administrator shall ensure that all claims and appeals for Disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.
(b)
Notice of Decision. The Plan Administrator will notify the Claimant of his or her decision within 45 days of receipt of the initial claim. The 45-day period may be extended for an additional 30 days if the extension is necessary due to matters beyond the Plan Administrator’s control and the Plan Administrator notifies the Claimant prior to the expiration of the initial 45-day period of the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. The 30-day extension period can be extended for a second period of 30 days due to matters beyond the Plan Administrator’s control, provided the Plan Administrator again notifies the Claimant prior to the expiration of the first extension period in the same manner as the first extension. Any notice of extension under this paragraph shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision, and the additional information needed to resolve those issues. If the Claimant is asked to provide additional information so that the claim can be processed, the Claimant will have 45 days to provide the additional information. In addition to the information listed in Section 10.02(a), the notice of a denial shall include the following:
(i)
A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose

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advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(ii)
If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(iii)
Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(iv)
A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor regulation 29 CFR § 2560.503-1(m)(8).
(c)
Review Procedures. A Claimant will have 180 days following the receipt of an adverse determination involving a Disability benefit to request a review of the determination. If a review of the adverse decision is requested, the following shall apply:
(i)
No deference will be given to the initial decision and the review will be conducted by an appropriate individual who is neither the individual who made the initial decision nor a subordinate of that individual.
(ii)
If the initial decision was based in whole or in part on a medical judgment, the appropriate individual will consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgment.
(iii)
The Plan Administrator will provide to the Claimant the identity of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, without regard to whether the advice was relied on in making the determination.
(iv)
Any health care professional engaged for purposes of reviewing the initial decision will be an individual who is neither an individual who was consulted in connection with the initial decision nor a subordinate of that individual.
(v)
The Plan Administrator shall notify the Claimant of his or her decision on review within 45 days after the request for review is received, or within 90 days if special circumstances require an extension of time, the Claimant is given written

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notice of the extension within the first 45-day period, and the notice describes the special circumstances and indicates the date a decision is expected to be made.
(vi)
Before the Plan can issue an adverse benefit decision on review, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.
(d)
Notice of Decision on Review. In addition to the information listed in Section 10.04(a), the notice of an adverse benefit decision shall include the following:
(i)
A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration;
(ii)
If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(iii)
Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(iv)
The statement of a Claimant’s right to bring an action under Section 502(a) of ERISA shall also describe any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.
Section 10.06.
Form of Notice to Claimant. The notice to the Claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the Claimant. In the case of an adverse benefit decision for Disability benefits, all notifications shall be provided in a culturally and linguistically appropriate manner as described in Department of Labor regulation 29 CFR § 2560.503-1(o).
Section 10.07.
Calculating Time Periods. The period of time within which a benefit decision must be made shall begin at the time an initial claim or appeal is filed with the Administrator in accordance with this Article X. In the event that a period of time is extended due

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to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit decision shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
Section 10.08.
Discretionary Authority of Plan Administrator. The Plan Administrator shall have full discretionary authority to determine eligibility, status and the rights of all individuals under the Plan; to construe any and all terms of the Plan; and to find and construe all facts.
Section 10.09.
Exhaustion of Claims Procedures. Failure to comply with the claims procedure set forth in this Article X does not relieve the Company of any obligation to distribute benefits pursuant to this Plan. Compliance with the claims review procedures set forth in this Article X shall be a condition precedent to the filing of a lawsuit by a Participant or his or her Beneficiary or any person claiming through a Participant or Beneficiary in connection with a Plan benefit, and a failure to timely exhaust the administrative remedies set forth herein shall bar any such proceeding in federal or state court.
ARTICLE XI

FUNDING
Section 11.01.
Establishment of the Trust. The Company shall not be required to fund or otherwise segregate assets for the distribution of benefits under the Plan. Notwithstanding the foregoing, however, the Company may, in its sole and absolute discretion, establish a trust under which any contributions to the Plan may be held, administered and managed, subject to the claims of the Company’s creditors in the event of the Company’s insolvency, until paid to the Participant and/or his or her Beneficiaries specified in the Plan. Any trust established pursuant to the Plan is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto or to give the Participant any claim to any assets held thereunder. Such trust shall be subject to all the provisions of this Plan, shall be property of the Company until distributed, and shall be subject to the Company’s general, unsecured creditors and judgment creditors. Such trust shall not be deemed to be collateral security for fulfilling any obligation of the Company to the Participants.
Section 11.02.
Participants Remain General Creditors. Notwithstanding any other provisions of the Plan, the Plan shall be unfunded and the Participants in this Plan shall be no more than general, unsecured creditors of the Company with regard to benefits distributable pursuant to this Plan. The Company may establish a trust to hold Participants’ Elective Deferrals and earnings thereon.
ARTICLE XII

MODIFICATION OR TERMINATION OF PLAN
Section 12.01.
Company’s Obligations Limited. The Plan is voluntary on the part of the Company, and the Company does not guarantee to continue the Plan. By an appropriate

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amendment to the Plan, the Company may at any time discontinue Elective Deferrals for any reason at any time.
Section 12.02.
Right To Amend or Terminate. The Company reserves the right to alter, amend or terminate the Plan, or any part of the Plan, in such manner as it may determine. Any such alteration, amendment or termination (a “Change”) shall take effect upon the date indicated in the document embodying the Change; provided, however, that no Change shall divest any portion of an Account under the Plan.
Section 12.03.
Effect of Termination. The Plan shall only be terminated, and funds from all such Participants’ Accounts shall only become distributable, in accordance with the Participant’s distribution election as provided in Section 4.01. Notwithstanding the foregoing, the Company may elect to terminate the Plan and make accelerated distributions in accordance with the following:
(a)
Corporate Dissolution or Bankruptcy. If termination of the Plan is due to corporate dissolution or bankruptcy, the Plan Administrator may make an accelerated distribution as allowed under Section 409A of the Code upon the later of the calendar year the Plan terminates or the first calendar year in which distribution is administratively practicable;
(b)
Change of Control. If termination of the Plan is due to a Change of Control the Plan Administrator may make distributions during the period beginning 30 days prior to and ending 12 months following the change in control event; or
(c)
Termination in the Ordinary Course. If the Company terminates the Plan along with all other programs that would be aggregated with the Plan as provided in Code Section 409A and the guidance thereunder, and this termination is not proximate to a downturn in the financial health of the Company, the Plan Administrator may make distributions no earlier than 12 months after and no later than 24 months after the termination of the Plan. Under this scenario, the Company shall not adopt a new plan that would be aggregated with the Plan within three years after the termination.
ARTICLE XIII

GENERAL PROVISIONS
Section 13.01.
Plan Information. Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Plan Administrator, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.
Section 13.02.
Inalienability. Except to the extent otherwise directed by applicable law, in no event may a Participant, a former Participant or his or her spouse, Beneficiary or estate sell, transfer, anticipate, assign, pledge or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. The Plan shall not recognize or give effect to any domestic relations order attempting to alienate, transfer or assign any Participant benefits.

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Section 13.03.
Rights and Duties. No person shall have any rights in or to any fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan.
Section 13.04.
No Enlargement of Director Rights. Neither the establishment or maintenance of the Plan, the making of any contributions nor any action of the Company, the trustee, if any, or Plan Administrator shall be held or construed to confer upon any individual any right to be continued as a Director nor, upon dismissal, any right or interest in any fund or any other assets of the Plan, except to the extent provided in the Plan. The Company expressly reserves the right to discharge any Director at any time.
Section 13.05.
Applicable Law. To the extent not subject to federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with applicable laws of the State of Delaware, without regard to conflict‑of‑law principles.
Section 13.06.
Conformance With Applicable Laws. Notwithstanding anything contained herein to the contrary, this Plan shall be administered and operated in accordance with any applicable laws and regulations, including, but not limited to, Section 409A of the Code. The Company reserves the right to amend this Plan at any time in order for this Plan to comply with any such laws and regulations.
Section 13.07.
Binding Effect. The Plan shall be binding upon the heirs and personal representatives of all current and future Participants or Beneficiaries.
Section 13.08.
Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.
Section 13.09.
Captions. The captions contained in, and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall they affect the construction of any provision of the Plan.
Section 13.10.
Offsets. When any distribution becomes due and distributable hereunder, the Company, without notice, demand or any other action, may withhold distribution and use the funds to offset any amounts owed by the Participant to the Company.

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EXECUTION

IN WITNESS WHEREOF, Lindsay Corporation by its duly authorized officer, has executed this Plan on the date indicated below.

LINDSAY CORPORATION

By /s/ Eric R. Arneson

Title General Counsel

Dated October 18, 2022

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